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                          [GABLE & GOTWALS LETTERHEAD]







                               September 24, 1998


ONEOK, Inc.
100 West Fifth Street
Tulsa, OK  74103

                                     Re:    Form S-3, Registration Statement
                                            Under the Securities Act of 1933

Gentlemen:

         We are retained as regular counsel for ONEOK, Inc., an Oklahoma corporation (hereinafter called the "Company") which has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-3 (including a Prospectus) relating to the registration of Eighty-two Thousand, Four Hundred Fifty (82,450) presently outstanding shares of the common stock of the Company (the "Common Stock") held by certain stockholders of the Company ("Selling Stockholders"), as more fully described in the Prospectus.

         We have examined (a) the above-mentioned Registration Statement which is being filed with the Securities and Exchange Commission; (b) the Certificate of Incorporation, as amended, and the By-laws of the Company; (c) the corporate actions taken by the Board of Directors of the Company; and (d) such other documents as we have considered relevant to the matters covered by this opinion.




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         In connection with the foregoing, we wish to advise you as follows:

         1. The Company is a corporation validly organized and existing under the laws of the State of Oklahoma and is duly qualified to do business as a foreign corporation in the State of Kansas.

         2. The filing of the above-mentioned Registration Statement has been duly authorized by the proper corporate action on the part of the Company.

         3. The Common Stock when sold by the Selling Shareholders will be legally issued, fully paid and non-assessable in the hands of the owners thereof.

         We hereby consent to:

         1. Being named in the above-mentioned Form S-3 Registration Statement and the Prospectus which is being made a part thereof, and in any amendments thereto, under the caption "Experts," and "Legality," as counsel for the Company, passing upon legal matters in connection with the Common Stock and having reviewed the matters of law and legal conclusions under "Description of Common Stock" contained in said Prospectus which are included therein under our authority as experts.

         2. The filing of this opinion as an exhibit to the above-mentioned Form S-3 Registration Statement.

                                                     Very truly yours,

                                                     Gable & Gotwals



                                                     By /s/ Donald A. Kihle
                                                       ------------------------
                                                     Donald A. Kihle

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